Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-263180, 333-263179, 333-253574, 333-253573, 333-236875, 333-229737, 333-229736, 333-224870, 333-223437, 333-223436, 333-216581, 333-216579, 333-208750, 333-208749, 333-206309, and 333-194730) on Form S-8 and the registration statements (Nos. 333-259460, 333-253571 and 333-229734) on Form S-3 of our report dated March 1, 2023, with respect to the consolidated financial statements of Societal CDMO, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 1, 2023